UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016 (May 11, 2016)

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (405) 429-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 16, 2016, SandRidge Energy, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of their Chapter 11 cases under the caption In re: SandRidge Energy Inc., et al. (the “Chapter 11 Cases”).

Prior to the filing of the Bankruptcy Petitions, on May 11, 2016, the Debtors entered into a restructuring support agreement (the “Restructuring Support Agreement”) with the holders (collectively, the “Consenting Creditors”) of, in the aggregate, (a) approximately 98% by principal amount of claims under the Company’s senior credit facility (the “First Lien Credit Agreement”), (b) approximately 79% by principal amount of claims under the Company’s senior secured second lien notes due 2020 (the “Second Lien Notes”), and (c) approximately 55% by principal amount of claims under the Company’s senior unsecured notes (the “Unsecured Senior Notes”).

The Restructuring Support Agreement sets forth, subject to certain conditions, the commitments and obligations of the Debtors and the Consenting Creditors to support a comprehensive restructuring of the Company’s long-term debt, convertible perpetual preferred stock and common stock (the “Restructuring Transactions”). The Restructuring Transactions will be effectuated through a plan of reorganization (the “Plan”) to be filed in the Chapter 11 Cases.

The Company expects its oil and gas operations to continue in the ordinary course throughout the Chapter 11 cases.

Upon the signing of the Restructuring Support Agreement, the Company permanently repaid approximately $40 million of borrowings under the First Lien Credit Agreement. In exchange, the requisite percentage of lenders under the First Lien Credit Agreement provided a waiver through May 31, 2016 with respect to certain specified defaults and events of defaults under the First Lien Credit Agreement.

The Restructuring Support Agreement provides for the following treatment of the Company’s long-term debt, convertible perpetual preferred stock and common stock under the Plan on its effective date (the “Effective Date”):

•	First Lien Credit Agreement Claims. Claims under the First Lien Credit Agreement will receive their proportionate share of (a) $35 million in cash and (b) participation in a new $425 million reserve-based revolving credit facility (the “New First Lien Exit Facility”).

•

Second Lien Note Claims. The Second Lien Notes will receive their proportionate share of (a) $300 million of new mandatorily convertible debt, on terms described further below (the “New Mandatory Convertible Debt”), and (b) 85% of new common stock in the reorganized Company (the “New Common Stock”), as fully diluted by the New Mandatory Convertible Debt measured through the conversion date, subject to dilution by (i) new warrants (the “Warrants”), (ii) a rights offering (the “Rights Offering”), and (iii) a customary employee incentive plan (the “Employee Incentive Plan”). Holders of Second Lien Notes may also be entitled to participate in the Rights Offering under specified circumstances.

•	General Unsecured Claims. The Company’s general unsecured claims, including the Unsecured Senior Notes, will receive their proportionate share of (a) $10 million in cash, (b) 15% of the New Common Stock, as fully diluted by the New Mandatory Convertible Debt measured through the conversion date, subject to dilution by the Employee Incentive Plan, the Rights Offering, and the Warrants, (c) the Warrants, and (d) the cash proceeds of a new $35 million non-recourse note secured by mortgages on certain real property (the “New Building Note”). Holders of general unsecured claims, including the Unsecured Senior Notes, may also be entitled to participate in the Rights Offering under specified circumstances.

•	Preferred and Common Stock. The Company’s existing 7.0% and 8.5% convertible perpetual preferred stock and common stock will be canceled and released under the Plan without receiving any recovery on account thereof.

The Restructuring Support Agreement provides for the following new debt and other instruments:

•	New First Lien Exit Facility. The New First Lien Exit Facility will have an initial borrowing base of $425 million with no borrowing base redeterminations to occur until October 2018 and semiannual borrowing base redeterminations thereafter. The New First Lien Exit Facility will mature on the earlier of March 31, 2020, or 40 months from the Effective Date, with interest payable quarterly at LIBOR plus 4.75% per annum, subject to a 1.00% LIBOR floor. The New First Lien Exit Facility will be secured by (i) first-priority mortgages on at least 95% of the PV-9 pricing of the proved developed producing reserves and 95% of the PV-9 pricing of all proved reserves included in the most recently delivered reserve report, (ii) a first-priority perfected pledge of capital stock of each credit party and their respective wholly owned subsidiaries and (iii) a first-priority security interest in the cash, cash equivalents, deposit, securities and other similar accounts, and a first-priority perfected security interest in substantially all other tangible (other than the Company’s headquarters in Oklahoma City) and intangible assets of the credit parties (including but not limited to as-extracted collateral, accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property and the proceeds of the foregoing). The New First Lien Exit Facility is subject to a variety of other terms and conditions including conditions precedent to funding, financial covenants, and various other covenants and representations and warranties.

•	New Mandatory Convertible Debt. The New Mandatory Convertible Debt will have a principal amount of $300 million with interest payable in-kind semiannually at 15% per annum. The New Mandatory Convertible Debt will mandatorily convert to at least 26.1% of the New Common Stock (measured as of the Effective Date and compounded semiannually at 15% per annum) no later than four years after the Effective Date or upon the occurrence of certain specified conversion events. The New Mandatory Convertible Debt is subject to being fully or partially secured by springing liens in the same collateral as the New First Lien Exit Facility only upon the occurrence of certain specified litigation events expected to result in a material adverse effect on the business of the reorganized Company.

•	Warrants. The Warrants to purchase up to 12.5% of the New Common Stock will be exercisable at any time, in whole or in part, until their expiration date for a per share price based upon a $1.625 billion aggregate value of the New Common Stock at the trailing 30-day volume-weighted average price. The expiration date for the Warrants will be six years from the Effective Date.

•	New Building Note. The New Building Note will have a principal amount of $35 million and be secured by first priority mortgages on the Company’s headquarters facility and certain other non-oil and gas real property. Interest will be payable on the New Building Note at 6% per annum for the first year following the Effective Date, 8% per annum for the second year following the Effective Date, and 10% thereafter through maturity. Interest will be payable in kind from the Effective Date through the earlier of September 30, 2020, 46 months from the Effective Date or 90 days after the refinancing or repayment of the New First Lien Exit Facility and thereafter in cash. The New Building Note will mature five years after the Effective Date. Under the Restructuring Support Agreement, certain holders of the Unsecured Senior Notes have committed to purchase the New Building Note for $20 million in cash on the Effective Date.

•	Rights Offering. The Restructuring Support Agreement entitles the Debtors to implement a Rights Offering for up to $150 million of New Common Stock at a valuation of the lesser of (a) $1.215 billion or (b) 90% of the equity value under the Plan. The Consenting Creditors are exclusively entitled to purchase the Rights Offering equity until the earlier of 30 days following approval of a disclosure statement by the Bankruptcy Court, 15 days before the date of the confirmation hearing set forth in the disclosure statement order or 90 days after the Chapter 11 filing.

The Restructuring Support Agreement includes the following additional terms, among others:

•	Consensual Cash Collateral Use. The Company intends to fund ongoing operations and other cash needs during the Chapter 11 cases with cash on hand and cash from operations. Under the Restructuring Support Agreement, the Consenting Creditors have consented to the use of cash collateral during the Chapter 11 Cases through the Effective Date, subject to certain terms, conditions, and termination events.

•	Releases. The Plan will provide for releases of specified claims held by the Debtors, the Consenting Creditors, and certain other specified parties against one another and for customary exculpations and injunctions.

•	Employee Incentive Plan. The Employee Incentive Plan contemplates the issuance of up to 10% of pro forma ownership interests in the reorganized Company to officers and/or other employees of the reorganized Company. The Employee Incentive Plan will be subject to approval of the board of directors of the reorganized Company.

The Restructuring Support Agreement commits each of the Debtors to, among other things, and subject to certain conditions: (a) support and take all reasonably necessary and appropriate actions to obtain approval by the Bankruptcy Court of the Plan and to effectuate the Restructuring Transactions, (b) take no action that is inconsistent or is likely to interfere with the Restructuring Transactions, and (c) comply with certain operating covenants.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure of certain general unsecured claims to be below specified thresholds, the failure to meet certain milestones related to cash collateral and the Plan, and upon certain breaches by the Debtors and the Consenting Creditors under the Restructuring Support Agreement. The Restructuring Support Agreement is subject to termination if the Effective Date has not occurred within 225 days of the bankruptcy filing. There can be no assurance that the Plan will be consummated.

The information in this Form 8-K is not intended to be, and should not in any way be construed as, a solicitation of votes for the Plan, nor should the information contained herein or in the Restructuring Support Agreement be relied on for any purpose with respect to the Plan. The foregoing description of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.03.	Bankruptcy or Receivership.

As described above, on May 16, 2016, the Debtors filed the Bankruptcy Petitions in the Bankruptcy Court seeking relief under the provisions of Chapter 11 of the Bankruptcy Code. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Bankruptcy Court filings and other information related to the Bankruptcy Petitions are available at a website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/sandridge.

The information set forth above in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•	The Company’s Fourth Amended and Restated Credit Agreement, dated as of June 10, 2015, by and among the Company, Royal Bank of Canada, as administrative agent, and the other lenders party thereto, as amended from time to time;

•	The Company’s 8.75% Senior Secured Notes due 2020, issued pursuant to the indenture, dated June 10, 2015, by and among the Company, certain subsidiary guarantors named therein and U.S. Bank National Association, as trustee;

•	The Company’s 8.75% Senior Notes due 2020, issued pursuant to the indenture, dated December 16, 2009, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	The Company’s 7.5% Senior Notes due 2021, issued pursuant to the indenture, dated March 15, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	The Company’s 8.125% Senior Notes due 2022, issued pursuant to the indenture, dated April 17, 2012, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	The Company’s 7.5% Senior Notes due 2023, issued pursuant to the indenture, dated August 20, 2012, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	The Company’s 8.125% Convertible Senior Notes due 2022, issued pursuant to the indenture, dated August 19, 2015, by and among the Company, certain subsidiary guarantors named therein and U.S. Bank National Association, as trustee;

•	The Company’s 7.5% Convertible Senior Notes due 2023, issued pursuant to the indenture, dated August 19, 2015, by and among the Company, certain subsidiary guarantors named therein and U.S. Bank National Association, as trustee;

The Debt Instruments provide that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01.	Regulation FD Disclosure.

Press Release

On May 16, 2016, the Company issued a press release in connection with the filing of the Bankruptcy Petitions and entry into the Restructuring Support Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Confidentiality Agreement Disclosures

The Company executed confidentiality agreements (the “Confidentiality Agreements”) in February and March 2016 with certain of the Consenting Creditors that hold Second Lien Notes and Unsecured Senior Notes (the “Confidentiality Agreement Parties”) to facilitate discussions with the Confidentiality Agreement Parties concerning a potential comprehensive restructuring transaction.

Pursuant to the Confidentiality Agreements, the Company agreed to publicly disclose, after the expiration of a period set forth in the Confidentiality Agreements, the fact that the Company and the Confidentiality Agreement Parties have engaged in discussions concerning a potential comprehensive restructuring transaction, as well as certain confidential information concerning the Company that the Company has provided to the Confidentiality Agreement Parties. The information included in this Item 7.01 of this Current Report on Form 8-K is being furnished to satisfy the Company’s public disclosure obligations under the Confidentiality Agreements.

The Company has engaged in discussions with the Confidentiality Agreement Parties regarding a potential comprehensive restructuring transaction. In these discussions, the Company shared with the Confidentiality Agreement Parties non-public information relating to the Company, including prospective financial information, and the Company and the Confidentiality Agreement Parties discussed a proposed restructuring transaction. These discussions led to execution of the Restructuring Support Agreement with the Confidentiality Agreement Parties and the other Consenting Creditors.

A copy of the confidential information provided to the Confidentiality Agreement Parties is attached as Exhibit 99.2 to this Current Report on Form 8-K (the “Financial Information”). The information included in this Current Report on Form 8-K under this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

Cautionary Note Regarding Forward Looking Statements

The statements and information contained in the Current Report on Form 8-K regarding the Plan and the Financial Information that are not statements of historical fact, including any estimates and assumptions contained therein, are “forward looking statements” as defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act.

These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements in this Current Report on Form 8-K regarding the Plan, including those relating to the intent, beliefs, plans or expectations of the Company are based upon current expectations and are subject to a number of risks, uncertainties and assumptions. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties relating to the filing of the Bankruptcy Petitions by the Debtors, including, but not limited to: (i) the Company’s ability to obtain the Bankruptcy Court’s approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization, (iii) the effects of the filing of the Bankruptcy Petitions on the Company’s business and the interests of various constituents, (iv) the Bankruptcy Court rulings in the Chapter 11 Cases, as well the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general, (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) increased advisory costs to execute the Company’s reorganization, (ix) the impact of a potential NYSE suspension of trading and commencement of delisting proceedings on the liquidity and market price of the units representing limited liability company interests of the Company (“units”) and on the Company’s ability to access the public capital markets, (x) the uncertainty that any trading market for units will exist or develop in the over-the-counter markets, and (xi) other risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements.

The forward-looking statements in the Financial Information include statements about the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated production, rates of return, reserves, projections and estimates of net income and EBITDA, projected capital expenditures, projected operating, general and administrative and other costs, anticipated efficiency and cost reduction initiative outcomes, infrastructure utilization and investment, liquidity, debt maturities, capital structure, hedging position and strategies, and price realizations and differentials. The Company has based these forward-looking statements on its current expectations and assumptions and analyses made in light of the Company’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate under the circumstances. However, whether actual results and developments will conform with the Company’s expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, the Company’s success in discovering, estimating, and developing oil and natural gas reserves, the availability and terms of capital, the Company’s timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, regulatory changes and other factors, many of which are beyond our control.

These factors are in addition to the risks described in the risk factors in Part I, Item 1A – “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. All of the forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements.

The Securities and Exchange Commission (the “SEC”) permits oil and natural gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves, as each is defined by the SEC. At times the Company provides estimates that the SEC’s guidelines prohibit the Company from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved, probable or possible reserves and, accordingly, are subject to substantially greater risk of actually being realized by the Company. For a discussion of the Company’s proved reserves, as calculated under current SEC rules, please refer to the Company’s Annual Report on Form 10-K referenced above, which is available on the Company’s website at www.sandridgeenergy.com and at the SEC’s website at www.sec.gov.

Note Regarding Non-GAAP Measures

The Financial Information includes certain forward-looking non-GAAP measures, including Adjusted EBITDA and PV-10, which are described in greater detail in the Financial Information. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company’s business, and are also measures that are important to the Company’s creditors. These measures, however, should not be viewed as a substitute for those determined in accordance with GAAP.

A reconciliation of the GAAP measures most comparable to these forward-looking non-GAAP financial measures has not been provided because such measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

The Financial Information also includes disclosure of PV-10 in a variety of contexts, including PV-10 calculated as of an interim date. With respect to PV-10 calculated as of an interim date, it is not practicable to calculate a comparable GAAP measure for the related interim period because GAAP does not provide for disclosure of the Standardized Measure on an interim basis. Similarly, Standardized Measure is based on proved reserves as of fiscal year end calculated using unweighted arithmetic average first-day-of-the-month prices for the prior 12 months. For these reasons, it is not practicable for us to reconcile these additional PV-10 measures to a GAAP measure.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of May 11, 2016.

99.1	Press release, dated May 16, 2016.

99.2	Information provided to certain of the holders of the Second Lien Notes and the Unsecured Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANDRIDGE ENERGY, INC.

Date: May 16, 2016	By:	/s/ Philip T. Warman
	Name:	Philip T. Warman
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

10.1	Restructuring Support Agreement, dated as of May 11, 2016.

99.1	Press release, dated May 16, 2016.

99.2	Information provided to certain of the holders of the Second Lien Notes and the Unsecured Senior Notes.